Filed Pursuant to Rule 424(b)(5)
Registration No. 333-206778

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	$50,000,000	$5,810

(1)	Calculated pursuant to Rule 457(o) and in accordance with Rule 457(r) under the Securities Act of 1933, as amended, or the Securities Act. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3 with the Securities and Exchange Commission on September 4, 2015 (File No. 333-206778) was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus Supplement

(To Prospectus dated September 4, 2015)

$50,000,000

Common Stock

We have entered into two at-the-market issuance sales agreements, one with MLV & Co. LLC, or MLV, and one with Meyers Associates, L.P. (doing business as BP Capital, a division of Meyers Associates, L.P.), or BP Capital, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $50,000,000, from time to time through MLV or BP Capital, whom we collectively refer to herein as the Agents, as our sales agents provided that in no event will we sell more than 25,000,000 shares in this offering.

Our common stock is listed on The NASDAQ Global Market under the symbol “MNKD.” The last reported sale price of our common stock on September 2, 2015 was $3.85 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including by means of ordinary brokers’ transactions at market prices, in negotiated transactions or as otherwise agreed by the applicable Agent and us. Neither Agent is required to sell a certain number of shares or dollar amount of our common stock. Rather, each Agent will act as our sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Each Agent will be entitled to a commission of up to 3% of the gross sales price per share sold under the sales agreement with that Agent. In connection with the sale of the common stock on our behalf, the applicable Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves significant risks. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BP Capital

The date of this prospectus supplement is September 4, 2015

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “MannKind,” “the company,” “we,” “us” and “our” refer to MannKind Corporation.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these

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documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. AFREZZA®, MedTone®, Dreamboat® and Technosphere® are our trademarks in the United States. We have also applied for other trademark registrations and have registered company trademarks in other jurisdictions, including Europe and Japan. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain statements that are not strictly historical in nature and are forward-looking statements within the meaning of Section 27A of the Securities Act and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:

•	our and our marketing partner’s ability to successfully market, commercialize and achieve market acceptance for AFREZZA or any other product candidates or therapies that we may develop;

•	our ability to manufacture sufficient quantities of AFREZZA and obtain insulin supply as needed;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;

•	our estimates for future performance;

•	the terms under which this offering may be conducted and our anticipated use of proceeds from this offering; and

•	scientific studies and the conclusions we draw from them.

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In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our filings with the Securities and Exchange Commission, or SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering before making an investment decision.

Overview

MannKind Corporation is a biopharmaceutical company focused on the discovery and development of therapeutic products for diseases such as diabetes. Our only approved product, AFREZZA, is a rapid-acting inhaled insulin that was approved by the U.S. Food and Drug Administration, or FDA, on June 27, 2014 to improve glycemic control in adult patients with diabetes. According to the Centers for Disease Control and Prevention, in the United States in 2012, approximately 29.1 million people had diabetes. Globally, the International Diabetes Federation has estimated that approximately 387.0 million people had diabetes in 2014 and approximately 592.0 million people will have diabetes by 2035.

AFREZZA is a rapid-acting, inhaled insulin used to control high blood sugar in adults with type 1 and type 2 diabetes. The product consists of a dry formulation of human insulin delivered from a small and portable inhaler. Administered at the beginning of a meal, AFREZZA dissolves rapidly upon inhalation to the lung and delivers insulin quickly to the bloodstream. Peak insulin levels are achieved within 12–15 minutes of administration.

AFREZZA utilizes our proprietary Technosphere formulation technology; however, the application of this technology is not limited to insulin delivery. We believe it represents a versatile drug delivery platform that may allow the oral inhalation of a wide range of therapeutics.

We are party to a license and collaboration agreement with Sanofi-Aventis U.S. LLC, or Sanofi, pursuant to which Sanofi is responsible for global commercial, regulatory and development activities for AFREZZA. We manufacture AFREZZA at our manufacturing facility in Danbury, Connecticut to supply Sanofi’s demand for the product. In February 2015, AFREZZA became available by prescription in United States retail pharmacies.

Corporate Information

We were incorporated in the State of Delaware on February 14, 1991. Our principal executive offices are located at 28903 North Avenue Paine, Valencia, California 91355, and our telephone number at that address is (661) 775-5300. MannKind Corporation and the MannKind Corporation logo are our service marks. Our website address is http://www.mannkindcorp.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

The Offering

Common stock offered by us	Shares having an aggregate offering price of up to $50,000,000, provided that in no event will we sell more than 25,000,000 shares in this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agents, MLV and BP Capital. See “Plan of Distribution” on Page S-6.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses to support the commercialization of AFREZZA. See “Use of Proceeds” on Page S-4.

Risk Factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

NASDAQ Global Market Listing	Our common stock is listed on The NASDAQ Global Market under the symbol “MNKD.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which is incorporated by reference in this prospectus supplement, and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 12,987,012 shares of our common stock are sold at a price of $3.85 per share, the last reported sale price of our common stock on The NASDAQ Global Market on September 2, 2015 for aggregate gross proceeds of approximately $50.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $4.01 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2015 after giving effect to this offering at the assumed size and offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses to support the commercialization of AFREZZA. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book deficit as of June 30, 2015 was approximately $(115.5) million, or $(0.28) per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2015.

After giving effect to the sale of our common stock in the aggregate amount of $50.0 million at an assumed offering price of $3.85 per share, the last reported sale price of our common stock on The NASDAQ Global Market on September 2, 2015, and after deducting estimated offering commissions and expenses payable by us, our net tangible book deficit as of June 30, 2015 would have been $(67.1) million, or $(0.16) per share of common stock. This represents an immediate increase in the net tangible book value per share of $0.12 to our existing stockholders and an immediate dilution in net tangible book value of $4.01 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$3.85
Net tangible book deficit per share as of June 30, 2015	$(0.28)
Increase in net tangible book value per share attributable to this offering	$0.12
As adjusted net tangible book deficit per share as of June 30, 2015, after giving effect to this offering		$(0.16)
Dilution per share to new investors purchasing shares in this offering		$4.01

The table above assumes for illustrative purposes that an aggregate of 12,987,012 shares of our common stock are sold at a price of $3.85 per share, the last reported sale price of our common stock on The NASDAQ Global Market on September 2, 2015, for aggregate gross proceeds of approximately $50.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would result in an increase in the dilution in net tangible book value per share to new investors in this offering to $5.01 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would result in a decrease in the dilution in net tangible book value per share to new investors in this offering to $3.01 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 412,316,619 shares issued and outstanding as of June 30, 2015 (including nine million shares issued in connection with our August 2010 share lending arrangement, pursuant to which the share borrower is obligated to return the borrowed shares (or identical shares or, in certain circumstances, the cash value thereof) to us on or by the 45th business day following the date the entire principal on our 5.75% convertible senior notes due 2015 ceased to be outstanding (subject to extension, acceleration or early termination in certain circumstances)) and excludes, as of such date:

•	19,985,768 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.63 per share;

•	2,198,173 shares of common stock issuable upon the settlement of outstanding restricted stock units;

•	4,072,059 shares of common stock issuable upon the conversion of our 5.75% convertible senior subordinated exchange notes due 2018 at a conversion price of approximately $6.80 per share and up to 747,101 shares issuable as make-whole premiums if the notes are converted in connection with certain fundamental changes;

•	7,284,091 shares of common stock issuable upon exchange of approximately $32.1 million aggregate principal amount of our 5.75% convertible senior subordinated exchange notes due 2015, assuming an exchange price of approximately $4.40 per share (the floor exchange price pursuant to which exchanges are mandatory as of the date of this prospectus supplement);

•	4,090,013 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $2.40 per share; and

•	15,886,935 shares of common stock available for future grant under our 2013 equity incentive plan.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units are settled, you may experience further dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if at that time we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into separate At-the-Market Issuance Sales Agreements with each of MLV and BP Capital, each dated March 3, 2014, as amended on September 4, 2015. Pursuant to the sales agreements, under this prospectus we may issue and sell our common stock having aggregate sales proceeds of up to $50.0 million from time to time through MLV or BP Capital, acting as our sales agents, subject to certain limitations. The sales agreements have been filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 4, 2015, which is incorporated by reference in this prospectus supplement. The sales, if any, of shares made under the sales agreements will be made by any method that is deemed an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including by means of ordinary brokers’ transactions at market prices, in negotiated transactions or as otherwise agreed by the applicable Agent and us. We may instruct the applicable Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the applicable Agent may suspend the offering of common stock upon notice and subject to other conditions. As an agent, neither MLV nor BP Capital will engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under one of the sales agreements, we will notify MLV or BP Capital, as applicable, of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameter as we deem appropriate. Each Agent has agreed that once we have so instructed it, unless the Agent declines to accept the terms of the notice, it will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. During any time when an instruction to issue and sell common stock is effective with one Agent under the applicable sales agreement, we have agreed that we will not instruct the other Agent to also issue and sell common stock under the other sales agreement.

Each Agent will be entitled to a commission of up to 3% of the gross sales price per share sold under the sales agreement with that Agent. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Neither Agent is required to sell a certain number of shares or dollar amount of our common stock. Rather, each Agent will act as our sales agent on a commercially reasonable efforts basis consistent with its normal sales and trading practices. In connection with the sale of the common stock on our behalf, each Agent may, and will with respect to sales effected under the sales agreement with that Agent in an “at-the-market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of that Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to each sales agreement will terminate upon the earliest of (i) March 3, 2017, (ii) the sale of all shares of common stock subject to the sales agreement, or (iii) termination of the sales agreement as permitted therein.

Each of the Agents and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Cooley LLP, San Diego, California, will pass upon the validity of the issuance of the shares being sold in this offering. LeClairRyan, A Professional Corporation, New York, New York, is counsel for the Agents in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to our ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 11, 2015 and August 10, 2015, respectively;

•	our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 8, 2015, January 12, 2015, February 9, 2015, February 24, 2015, April 27, 2015, May 27, 2015, July 29, 2015, August 13, 2015, August 18, 2015 and September 4, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 23, 2004, including all amendments and reports filed for the purpose of updating such description.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Investor Relations

MannKind Corporation

28903 North Avenue Paine

Valencia, CA 91355

(661) 775-5300

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

Common Stock

Common Stock Warrants

From time to time, we may sell common stock or warrants to purchase common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

Our common stock is traded on The NASDAQ Global Market under the trading symbol “MNKD.” On September 2, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $3.85. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.

Our principal executive offices are located at 28903 North Avenue Paine, Valencia, California 91355, and our telephone number at that address is (661) 775-5300.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 4, 2015.

We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

AFREZZA®, MedTone®, Dreamboat™ and Technosphere® are our trademarks in the United States. We have also applied for and have registered company trademarks in other jurisdictions, including Europe and Japan. This document also contains trademarks and service marks of other companies that are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in this prospectus. No limit exists on the aggregate number or amount of securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities and the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and any related free writing prospectus, and the additional information described under the caption “Where You Can Find More Information” in this prospectus, before buying any of the securities being offered. References in this prospectus to “MannKind,” the “Company,” “we,” “us” and “our” refer to MannKind Corporation and its subsidiaries, on a consolidated basis, unless the context requires otherwise.

MannKind Corporation

MannKind Corporation is a biopharmaceutical company focused on the discovery and development of therapeutic products for diseases such as diabetes. Our only approved product, AFREZZA, is a rapid-acting inhaled insulin that was approved by the U.S. Food and Drug Administration, or FDA, on June 27, 2014 to improve glycemic control in adult patients with diabetes. According to the Centers for Disease Control and Prevention, in the United States in 2012, approximately 29.1 million people had diabetes. Globally, the International Diabetes Federation has estimated that approximately 387.0 million people had diabetes in 2014 and approximately 592.0 million people will have diabetes by 2035.

AFREZZA is a rapid-acting, inhaled insulin used to control high blood sugar in adults with type 1 and type 2 diabetes. The product consists of a dry formulation of human insulin delivered from a small and portable inhaler. Administered at the beginning of a meal, AFREZZA dissolves rapidly upon inhalation to the lung and delivers insulin quickly to the bloodstream. Peak insulin levels are achieved within 12–15 minutes of administration.

AFREZZA utilizes our proprietary Technosphere formulation technology; however, the application of this technology is not limited to insulin delivery. We believe it represents a versatile drug delivery platform that may allow the oral inhalation of a wide range of therapeutics.

We are party to a license and collaboration agreement with Sanofi-Aventis U.S. LLC, or Sanofi, pursuant to which Sanofi is responsible for global commercial, regulatory and development activities for AFREZZA. We manufacture AFREZZA at our manufacturing facility in Danbury, Connecticut to supply Sanofi’s demand for the product. In February 2015, AFREZZA became available by prescription in United States retail pharmacies.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The Securities We May Offer

We may offer shares of our common stock and/or warrants to purchase common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. No limit exists on the aggregate number or amount of shares of common stock or warrants we may sell pursuant to the registration statement to which this prospectus forms a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the name of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Warrants. We may issue warrants for the purchase of common stock in one or more series, from time to time. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from our common stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement that are not strictly historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:

•	our and our marketing partner’s ability to successfully market, commercialize and achieve market acceptance for AFREZZA or any other product candidates or therapies that we may develop;

•	our ability to manufacture sufficient quantities of AFREZZA and obtain insulin supply as needed;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;

•	our estimates for future performance;

•	the terms under which an offering may be conducted and our anticipated use of proceeds from the sale of securities under this prospectus; and

•	scientific studies and the conclusions we draw from them.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus and in our SEC filings. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should rely only on the information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses to support the commercialization of AFREZZA. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 550,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of September 2, 2015, there were 414,757,416 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law, or DGCL. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of our directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In all other matters, an action by our common stockholders requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote.

Dividends

Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for that purpose. Any dividends on our common stock will be non-cumulative.

Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any outstanding shares of our of preferred stock, which we may designate and issue in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware takeover statute

We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•	the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Certificate of incorporation and bylaw provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, including, but not limited to the following:

•	Our board of directors can issue up to 10,000,000 shares of preferred stock with any rights or preferences, including the right to approve or not approve an acquisition or other change in our control.

•	Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of holders and not by written consent.

•	Our bylaws provide that special meetings of the stockholders may be called only by the Chairman of our board of directors, by our Chief Executive Officer, by our board of directors upon a resolution adopted by a majority of the total number of authorized directors or, under certain limited circumstances, by the holders of at least 5% of our outstanding voting stock.

•	Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

•	Our certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, our certificate of incorporation provides that our board of directors may fix the number of directors by resolution.

•	Our certificate of incorporation does not provide for cumulative voting for directors. The absence of cumulative voting may make it more difficult for stockholders who own an aggregate of less than a majority of our voting stock to elect any directors to our board of directors.

These and other provisions contained in our certificate of incorporation and bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over the prevailing market price of our stock and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services. Its address is 480 Washington Boulevard, Jersey City, New Jersey, 07310.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from our common stock. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock;

•	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights:

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any option under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in our common stock and warrants, as applicable, on The NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to our ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.mannkindcorp.com. Information contained in our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 11, 2015 and August 10, 2015, respectively;

•	our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 8, 2015, January 12, 2015, February 9, 2015, February 24, 2015, April 27, 2015, May 27, 2015, July 29, 2015, August 13, 2015 and August 18, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 23, 2004, including all amendments and reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Investor Relations

MannKind Corporation

28903 North Avenue Paine

Valencia, CA 91355

(661) 775-5300

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

$50,000,000

Common Stock

Prospectus Supplement

BP Capital

September 4, 2015